UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 25, 2007
SUPERIOR OFFSHORE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-33412	72-1264943
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
900 S. College Road, Suite 301
Lafayette, Louisiana 70503
(Address of principal executive offices, including zip code)
(337) 233-5933
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On April 25, 2007, Superior Offshore International, Inc. (the “Company”) completed its initial public offering of 11,691,667 shares of its common stock, par value $0.01 per share, including 3,025,000 shares sold by selling stockholders, as described in its Registration Statement on Form S-1 (Registration No. 333-136567) and the related final prospectus dated April 19, 2007 filed with the SEC under Rule 424(b) of the Securities Act of 1933. The shares sold by the selling stockholders included 1,525,000 shares subject to the underwriters’ over-allotment option, which was exercised in full.
     This report shall not constitute an offer to sell or the solicitation of an offer to buy any of the Company’s securities, nor shall there be any sales of any such securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
1.1	Underwriting Agreement dated April 19, 2007 among Superior Offshore International, Inc., the selling stockholders named therein, and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc., as representatives of the several underwriters named therein.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR OFFSHORE INTERNATIONAL, INC.
Dated: April 25, 2007	By:	/s/ R. Joshua Koch, Jr.
R. Joshua Koch, Jr.
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
1.1	Underwriting Agreement dated April 19, 2007 among Superior Offshore International, Inc., the selling stockholders named therein, and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc., as representatives of the several underwriters named therein.